UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2019

TETRA Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13455	74-2148293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

                                                                                                                                                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Change of Control Agreement

On October 24, 2019, the Company entered into an Amended and Restated Change of Control Agreement with Brady M. Murphy, the Company’s President and Chief Executive Officer.  The purpose of the amendment was to increase the amount of the benefits payable thereunder, in connection with Mr. Murphy’s  promotion to Chief Executive Officer, (i) from 2 times his annual Base Salary and target Annual Bonus amounts to 2.99 times such amounts and (ii) from 2 to 3 years of medical and dental benefits under the Company’s group health plan following a qualifying termination of Mr. Murphy’s employment.  A copy of the Amended and Restated Change of Control Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Change of Control Agreement dated October 24, 2019 by and between TETRA Technologies, Inc. and Brady M. Murphy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
Senior Vice President and General Counsel

Date: October 28, 2019